Exhibit 99.1

  DRI Corporation Announces Availability of Audio Webcast from CEO's
                   Financial Presentation in London

         Company Updates Slate of IR Meetings and Conferences

    DALLAS--(BUSINESS WIRE)--Oct. 17, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that an audio webcast of Chairman, President, and Chief Executive Officer David L. Turney's presentation during the EQUITIES Magazine Transatlantic Conference is now available via http://www.visualwebcaster.com/event.asp?id=43179.

    The EQUITIES Magazine Transatlantic Conference was held Oct. 1, 2007 at the London Stock Exchange in England.

    OTHER IR ACTIVITIES

    Following is the Company's slate of investor relations meetings and conferences during the coming weeks:

    --  Meetings with financial professionals, Oct. 23, 2007, New York

    -- Wall Street Reporter 13th Small-Cap Discovery Conference, Oct. 24, 2007, New York - This conference will be available via audio webcast at www.vcall.com and www.wallstreetreporter.com. For more information, visit www.wallstreetreporter.com.

    --  Meetings with institutional investors, Oct. 25, 2007, San
        Francisco

    "Our products and services for the surface transportation, mobility and security markets make us a unique story on Wall Street, in our opinion. Our planned investor relations activities should help us share the Company's message with groups of interested financial professionals from around the world," Mr. Turney said.

    For more information about DRI's planned financial and transit industry conferences and meetings, review the "Calendar of Events" section within the Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the potential impact on the Company's perceived value as a result of participating in these various meetings and conferences or the Company's investor relations efforts, as well as any statement, express or implied, concerning future events or expectations which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., are forward-looking statements. These forward-looking statements are subject to risks and uncertainties including risks that our participation in these various meetings and conferences may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com